As filed with the Securities and Exchange Commission on November 12, 2014
Registration No. 333-199200

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2 to
FORM F-7
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Ceres Global Ag Corp.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	700	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

36 Toronto Street, Suite 850, Toronto, Ontario, Canada M5C 2C5 416-775-3688
(Address and telephone number of Registrant’s principal executive offices)

Riverland Ag Corp.
1660 S Highway 100, Suite 350
St. Louis Park, MN 55416
(952) 746-6800
(Name, address and telephone number of agent for service in the United States)

Copies to:

Riccardo Leofanti, Esq.	Stacy McLean, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Blake, Cassels & Graydon LLP
222 Bay Street, Suite 1750, P.O. Box 258	199 Bay Street, Suite 4000, Commerce Court West
Toronto, Ontario, Canada M5K 1J5	Toronto, Ontario, Canada M5L 1A9
(416) 777-4700	416-863-2400

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

This registration statement and any amendment thereto shall become effective upon filing with the Commission in accordance with Rule 467(a).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box:  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-7 is being filed for the sole purpose of filing with the United States Securities and Exchange Commission (the "SEC") the Registrant’s unaudited condensed consolidated interim financial statements for the three-month and six-month periods ended September 30, 2014 and 2013, together with the notes thereto, the Registrant’s management’s discussion and analysis of financial condition and results of operations for the three-month and six-month periods ended September 30, 2014 and a material change report of the Registrant, dated October 21, 2014, relating to the filing of the prospectus of the Registrant, dated October 21, 2014 (the "Prospectus"), and the pricing of, and the record date for, the offering of Rights described therein, each of which is incorporated by reference into the Prospectus, filed under the Post-Effective Amendment No. 1 (File No. 333-199200, filed with the SEC on October 21, 2014, the "Amendment"), to the Registration Statement on Form F-7 (File No. 333-199200, filed with the SEC on October 7, 2014, the "Registration Statement").  No additional securities are being offered herewith and no information contained in the Registration Statement or the Amendment has changed.

PART II
INFORMATION NOT REQUIRED TO BE SENT TO SHAREHOLDERS

EXHIBITS

Exhibit Number	Description
1.1	Standby Purchase Agreement dated October 7, 2014 by and among the Registrant and the Standby Purchasers named therein.1
2.1	The Registrant’s annual information form for the year ended March 31, 2014, dated June 30, 2014.1
2.2
The Registrant’s audited consolidated financial statements comprising the consolidated balance sheets as at March 31, 2014 and 2013 and statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended March 31, 2014 and 2013, together with the notes thereto and the independent auditor’s report thereon.1

2.3	The Registrant’s management’s discussion and analysis of financial condition and results of operations for the year ended March 31, 2014.1
2.4	The Registrant’s unaudited condensed consolidated interim financial statements for the three-month periods ended June 30, 2014 and 2013, together with the notes thereto.1
2.5	The Registrant’s management’s discussion and analysis of financial condition and results of operations for the three-month period ended June 30, 2014.1
2.6	The Registrant’s management proxy circular dated as of September 3, 2014 relating to the annual meeting of shareholders of the Registrant held on September 29, 2014.1
2.7	The Registrant’s material change report dated July 8, 2014 relating to the senior secured term loan agreement entered into by the Registrant and Macquarie Bank Ltd. on June 30, 2014.1
2.8
The Registrant's material change report dated July 28, 2014 relating to the appointment of Patrick Bracken as its new President and Chief Executive Officer and a member of the Registrant’s Board of Directors.1

2.9	The Registrant’s unaudited condensed consolidated interim financial statements for the three-month and six-month periods ended September 30, 2014 and 2013, together with the notes thereto.
2.10	The Registrant’s management’s discussion and analysis of financial condition and results of operations for the three-month and six-month periods ended September 30, 2014.
2.11	The Registrant’s material change report, dated October 21, 2014, relating to the filing of the prospectus, dated October 21, 2014, and the pricing of, and the record date for, the offering of Rights described therein.
3.1	Consent of KPMG LLP.
4.1	Powers of Attorney.1
______________________
1	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-7 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on November 12, 2014.

CERES GLOBAL AG CORP.

By:	/s/ Patrick Bracken
Patrick Bracken
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on November 12, 2014.

Signature	Title

/s/ Patrick Bracken	Patrick Bracken
President and Chief Executive Officer
(Principal Executive Officer)

*	Mark Kucala
Vice-President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

*	Harvey T. Joel
Director

*	Gary W. Mize
Director

*	Douglas E. Speers
Director

*	James T. Vanasek
Director

*	Harold M. Wolkin
Director

* By:	/s/ Patrick Bracken
Patrick Bracken
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly signed this Amendment No. 2 to the Registration Statement in the City of Toronto, Ontario, Canada on November 12, 2014.

RIVERLAND AG CORP.
(Authorized Representative)

By:	/s/ Mark Kucala
Name:	Mark Kucala
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Standby Purchase Agreement dated October 7, 2014 by and among the Registrant and the Standby Purchasers named therein.1
2.1	The Registrant’s annual information form for the year ended March 31, 2014, dated June 30, 2014.1
2.2
The Registrant’s audited consolidated financial statements comprising the consolidated balance sheets as at March 31, 2014 and 2013 and statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended March 31, 2014 and 2013, together with the notes thereto and the independent auditor’s report thereon.1

2.3	The Registrant’s management’s discussion and analysis of financial condition and results of operations for the year ended March 31, 2014.1
2.4	The Registrant’s unaudited condensed consolidated interim financial statements for the three-month periods ended June 30, 2014 and 2013, together with the notes thereto.1
2.5	The Registrant’s management’s discussion and analysis of financial condition and results of operations for the three-month period ended June 30, 2014.1
2.6	The Registrant’s management proxy circular dated as of September 3, 2014 relating to the annual meeting of shareholders of the Registrant held on September 29, 2014.1
2.7	The Registrant’s material change report dated July 8, 2014 relating to the senior secured term loan agreement entered into by the Registrant and Macquarie Bank Ltd. on June 30, 2014.1
2.8
The Registrant's material change report dated July 28, 2014 relating to the appointment of Patrick Bracken as its new President and Chief Executive Officer and a member of the Registrant’s Board of Directors.1

2.9	The Registrant’s unaudited condensed consolidated interim financial statements for the three-month and six-month periods ended September 30, 2014 and 2013, together with the notes thereto.
2.10	The Registrant’s management’s discussion and analysis of financial condition and results of operations for the three-month and six-month periods ended September 30, 2014.
2.11	The Registrant’s material change report, dated October 21, 2014, relating to the filing of the prospectus, dated October 21, 2014, and the pricing of, and the record date for, the offering of Rights described therein.
3.1	Consent of KPMG LLP.
4.1	Powers of Attorney.1
______________________
1	Previously filed.